UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2007

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

6331	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2007, the Compensation Committee of CRM Holdings, Ltd. (“the Company”) approved a grant of 55,822 restricted shares to Daniel G. Hickey, Jr., the Company’s Chief Executive Officer. Under his outstanding employment agreement, Mr. Hickey, Jr. is entitled to receive an annual cash incentive payment using performance measures established by the Company’s Compensation Committee, with a target payment equal to 100% of Mr. Hickey, Jr.’s salary.

For the 2006 annual incentive payment, Mr. Hickey, Jr. has instead elected to receive an award of restricted shares under the Company’s 2005 Long-Term Incentive Plan. The award of restricted shares granted to Mr. Hickey, Jr. had a grant date fair value of $446,018, which was equal to the amount of Mr. Hickey, Jr.’s 2006 annual cash incentive payment that he was entitled to. Although the Company’s 2005 Long-Term Incentive Plan generally provides that grants of restricted shares will vest ratably over a minimum three-year period, the Compensation Committee and Mr. Hickey, Jr. agreed that Mr. Hickey, Jr.’s grant of restricted shares would instead vest ratably over a two-year period. The vesting of the restricted shares is based solely on Mr. Hickey, Jr.’s continued employment with the Company, subject to certain exceptions for death, disability or retirement, which are the same as all other participants under the 2005 Long-Term Incentive Plan.

Also on March 7, 2007, the Compensation Committee approved the design of the 2007 annual cash incentive payments in accordance with certain of Company’s executive officers’ outstanding employment agreements. For 2006, the Compensation Committee set targets based a “2-for-1 Leverage Factor,” with a target payment at $17,000,000 of net income. Under the new arrangement for 2007, the executive officers who are eligible to receive an incentive compensation bonus will receive such a bonus if the Company achieves a specified target level of performance based upon various performance metrics, which are expected to include several measurements in addition to net income. If one or more of the corporate performance metrics is achieved, the Compensation Committee will exercise its discretion to award the certain executive officers a bonus for 2007, up to the specified targets and maximums in each of the executive officers’ respective employment agreements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)
March 9, 2007
/s/ Louis J. Viglotti

Louis J. Viglotti
General Counsel and Secretary